SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 19, 2007

VIPER NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0032939	87-0410279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10373 Roselle Street, Suite 170, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (858) 452-8737

_____________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Forward-Looking Statements

THE STATEMENTS CONTAINED IN THIS CURRENT REPORT THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), THAT CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS “BELIEVES, “EXPECTS, “MAY,” “WILL,” “SHOULD,” OR “ANTICIPATES,” OR THE NEGATIVE OF THESE WORDS OR OTHER VARIATIONS OF THESE WORDS OR COMPARABLE WORDS, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES.  MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE PLANNED EFFORTS TO IMPLEMENT THE COMPANY’S BUSINESS PLAN AND ANY OTHER EFFORTS THAT THE COMPANY INTENDS TO TAKE IN AN ATTEMPT TO GROW THE COMPANY, ENHANCE SALES, ATTRACT & RETAIN QUALIFIED PERSONNEL, AND OTHERWISE EXPAND THE COMPANY’S BUSINESS ARE NOT HISTORICAL FACTS AND ARE ONLY PREDICTIONS.  NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT OR THAT THE ANTICIPATED FUTURE RESULTS WILL BE ACHIEVED.  ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY EITHER BECAUSE ONE OR MORE PREDICTIONS PROVE TO BE ERRONEOUS OR BECAUSE OF THE CONTINUING RISKS FACING THE COMPANY.  SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:  THE PROSPECTS AND FINANCIAL CONDITION OF THE COMPANY, OUR ABILITY TO IMPLEMENT OUR PLANNED BUSINESS STRATEGY, THE RISK ASSOCIATED WITH AN EARLY STAGE COMPANY, AND THE UNCERTAINTIES AND RISKS OF A SMALL COMPANY WITH LIMITED MANAGERIAL, FINANCIAL, AND MARKETING RESOURCES.  ANY ONE OR MORE OF THESE AND OTHER RISKS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED, EXPRESSED, OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS.

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Viper Networks, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Beginning in the fourth quarter of 2006, our sales revenues increased and the increase has continued during the 2007 calendar year.

Although we experienced a 28% drop in sales revenues during the first nine months of 2006 compared to the same period in 2005, the full 2006 calendar year was down only 19% from calendar year 2005.  Our sales revenues were $2.8 million for the entire 2006 year.

Our growth in sales revenues has been primarily due to growth in wholesale activity and it has continued in the 2007 year.  For the ten months ending October 31, 2007, we recorded sales revenues of $5 million.  At the same time, we have been aggressively cutting our operating costs wherever possible with the goal of achieving lower operating costs compared to our 2005 and 2006 operating cost levels.

In addition too our work to increase our sales revenues and reduce our operating costs, we have also converted $593,972 of existing debt into equity (stock) during 2006 ($493,233 in the first quarter and $100,739 in the forth quarter).

We believe that our products and our Company’s position have achieved greater recognition in our markets in several countries whose markets we have continued to serve.  We are also working to develop new customer relationships in selected markets where we may be able to achieve and develop relationships with local partners who possess an in-country telecommunication license.  To the extent that we are able, we are also exploring new opportunities with our existing customers.  We remain optimistic that if we can continue to execute our strategy successfully, the increased availability of internet services in several of our foreign markets may allow us to provide our global services to a larger segment of residential and commercial consumers in the markets that we have identified.

We are currently testing and deploying new services (monthly calling plans) in Sri Lanka, Nigeria, Dominican Republic, and India.  Sri Lanka has completed the testing phase and started selling monthly calling plan accounts in December 2007.  India has completed testing and is working on their marketing and logistics.  Nigeria is in the testing phase and working on their marketing plan.  The Dominican Republic has assured us that they are in the final stages of licensing which, if our current projections are accurate, we expect may be finalized during the first quarter of 2008.

We have also established new commercial opportunities in the U.S. market; including services to Very Small Aperture Satellite (VSAT) users through OnSat and MotoSAT.  In this market segment, the customer buys our service bundled with the satellite service.  The satellite service is generally used by motor home owners, emergency vehicles, and for remote area deployments.

The outside auditors are currently in our offices working on 2006 for the fillings of the 2006 10-KSB (phase one), to be followed with the three quarters of 2007 (phase two).  They are expecting to finish phase one in mid January 2008.  We are optimistic that we may be in a position to resolve all of the issues raised by the SEC staff.  We remain committed to bringing our SEC periodic filings current.

ITEM 8.01  OTHER EVENTS

Beginning in the fourth quarter of 2006, our sales revenues increased and the increase has continued during the 2007 calendar year.

Although we experienced a 28% drop in sales revenues during the first nine months of 2006 compared to the same period in 2005, the full 2006 calendar year was down only 19% from calendar year 2005.  Our sales revenues were $2.8 million for the entire 2006 year.

Our growth in sales revenues has been primarily due to growth in wholesale activity and it has continued in the 2007 year.  For the ten months ending October 31, 2007, we recorded sales revenues of $5 million.  At the same time, we have been aggressively cutting our operating costs wherever possible with the goal of achieving lower operating costs compared to our 2005 and 2006 operating cost levels.

In addition too our work to increase our sales revenues and reduce our operating costs, we have also converted $593,972 of existing debt into equity (stock) during 2006 ($493,233 in the first quarter and $100,739 in the forth quarter).

We believe that our products and our Company’s position have achieved greater recognition in our markets in several countries whose markets we have continued to serve.  We are also working to develop new customer relationships in selected markets where we may be able to achieve and develop relationships with local partners who possess an in-country telecommunication license.  To the extent that we are able, we are also exploring new opportunities with our existing customers.  We remain optimistic that if we can continue to execute our strategy successfully, the increased availability of internet services in several of our foreign markets may allow us to provide our global services to a larger segment of residential and commercial consumers in the markets that we have identified.

We are currently testing and deploying new services (monthly calling plans) in Sri Lanka, Nigeria, Dominican Republic, and India.  Sri Lanka has completed the testing phase and started selling monthly calling plan accounts in December 2007.  India has completed testing and is working on their marketing and logistics.  Nigeria is in the testing phase and working on their marketing plan.  The Dominican Republic has assured us that they are in the final stages of licensing which, if our current projections are accurate, we expect may be finalized during the first quarter of 2008.

We have also established new commercial opportunities in the U.S. market; including services to Very Small Aperture Satellite (VSAT) users through OnSat and MotoSAT.  In this market segment, the customer buys our service bundled with the satellite service.  The satellite service is generally used by motor home owners, emergency vehicles, and for remote area deployments.

The outside auditors are currently in our offices working on 2006 for the fillings of the 2006 10-KSB (phase one), to be followed with the three quarters of 2007 (phase two).  They are expecting to finish phase one in mid January 2008.  We are optimistic that we may be in a position to resolve all of the issues raised by the SEC staff.  We remain committed to bringing our SEC periodic filings current.

(A)  Factors That May Affect Future Results

In General. The purchase of shares of the Company’s common stock is very speculative and involves a very high degree of risk.  Our business organization and structure all involve elements of risk.  In many instances, these risks arise from factors over which we will have little or no control.  Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others.  No attempt has been made to rank risks in the order of their likelihood or potential harm.

1)        The market price of our common stock may fluctuate significantly.

           The market price of our common shares may fluctuate significantly in response to factors, some of which are beyond our control, such as:

•	the announcement of new technologies by us or our competitors;

•	quarterly variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securitiesanalysts;

•	developments in our industry;

•	general market conditions and other factors, including factors unrelated to our own operating performance;

•	changing regulatory exposure, laws, rules and regulations which may change; and

•	tax incentives and other changes in the tax code.

Further, the stock market in general has recently experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares.  You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

2)         Trading of our common stock is limited.

Our Common Stock is traded only on the OTC Pink Sheets and there can be no guarantee that we will gain or achieve any listing on the NASD Electronic Bulletin Board.  Trading in our stock has historically been limited and sporadic with no continuous trading market over any long or extended period of time.  This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us.  This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.  There will likely be only limited liquidity and investors will not likely have the ability to purchase or sell our common stock in any significant quantities.  This too will sharply limit interest by individual and institutional investors.

3)           Limited Financial Resources and Future Dilution

We are a small company and we have limited financial resources.  While we believe that we have some significant growth opportunities, we cannot assure you that we will be successful in obtaining additional financial resources to meet our financial needs or, we are successful in doing so, that we can obtain such financial resources on terms that are reasonable in light of our current financial circumstances.  We anticipate that we may raise additional capital in the future and we cannot assure you that we will be successful in raising additional capital or if we do, that current investors will not suffer immediate and substantial dilution as a result of any successful financing transactions.

ITEM 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER NETWORKS, INC.

Date: December 19, 2007	By:	/s/ Farid Shouekani
Farid Shouekani, President